Exhibit 10.14


                              MAXIMUM DYNAMICS


                          Pilot Project Agreement

                                 Between

                       TagNet South Africa (Pty) Ltd

                                   And

     National United Local and Long distance Taxi Association (NULLDTA)


TagNet South Africa (Pty) Ltd and National United Local and Long
Distance Taxi Association (NULLDTA) have agreed to enter into a partnership regarding provision of a number of services for the taxis owned by NULLDTA members.

TagNet will deliver a positioning and communication system with sufficient computation capability to deliver the service required by NULLDTA and its members. On signature of this agreement a number of services have been identified and are mentioned below as "initial services". With the right software and necessary peripheral equipment the system will be able to handle the services mentioned below as "additional services".

The initial services are:
  -       Continuous position monitoring of the vehicle
  -       Monitoring of the security status of the vehicle
  -       Recovery service with nationwide cover
  -       Continuous route report for tax recovery purposes

The additional services offered to the taxi owners include:
  -       Petrol consumption control
  -       Routing control
  -       Fleet management and early warning on mechanical problems
  -       Load control (seat in use condition)

As part of this agreement NULLDTA wants to establish a pilot installation of the system. For this pilot installation NULLDTA hereby orders the necessary units to secure 600 vehicles having access to the above mentioned initial services.
The equipment will be paid over a 48 month contract with no initial deposit. The monthly install will be paid in the beginning of each month and will not exceed R250 per month per vehicle including the expected communication costs.


_________________________________________________________________________
                               Headquarters:
                               -------------
2N Cascade Ave, Ste 1100, Colorado Springs, CO, 80903  Tel: (303)733-3484
Fax: (435)203-0928

                        South African Operations:
                        -------------------------
Unit 6, College Park, Parklands, 7441 ,South Africa ,Tel: +27(21)556-1155
Fax: +27(21)557-7827



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NULLDTA will sell the purchased units on to its members. TagNet will support these sales efforts with presentation and participation in workshops and sales meetings. TagNet will begin working on the presentation immediately with the intension to send drafts to NULLDTA in mid May. The final presentation should be ready by late May unless amended in writing by both parties. Over a reasonable period TagNet will support the above mentioned sales efforts with up to R20 000 per month for the first three months for travel and accommodation costs incurred with the sales of TagNet units.

It is the expectation of NULLDTA that the services will be needed be more than 6,000 vehicles held by its members and that the second phase including a further 2,200 vehicles will follow immediately after a successful evaluation of the pilot.

This agreement is signed at NULLDTA premises on the _________ day of ________________ 2004.




For National United Local and Long Distance Taxi Association

/s/
-------------------------------
David Twala, Managing Director




For TagNet South Africa (Pty) Ltd

/s/
-----------------------------------
Johannes Clausen, Managing Director



NULLDTA/TAGNET PILOT PROJECT MAY 2004                         Page 2

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